Northeast Bancorp

INVESTOR PRESENTATION

Presented by:

Jim Delamater, President and CEO

Rob Johnson, CFO

Northeast BANCORP

Northeast Bancorp

- This communication contains certain "forward-looking statements". Although the Company believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. These statements speak only as of the date of this report and we do not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

Northeast BANCORP

Company Background

- 1872 Established as Bethel Savings Bank
- 1987 Converted from Mutual Savings to Stock
- 1990 Purchased Brunswick Federal; 1994 Purchased four Key Bank branches; 1996 Purchased Cushnoc Bank & Trust
- 1996 Converted to Northeast Bank: Increased brand recognition by utilizing name of well known and respected former bank in the same market area
- Total assets of $560 million and deposits of $384 million
- Serve western, central and mid-coastal Maine from 23 retail outlets

Northeast BANCORP

NEB Senior Management

(years of industry experience)

- Jim Delamater, President & CEO (35 years)
- Rob Johnson, CFO (28 years)
- Marcel Blais, COO (30 years)
- Pender Lazenby, CRO (33 years)
- Phil Jackson, SVP (16 years)
- Craig Sargent, SVP (26 years)
- Leslie Couper, CFP, OSJ SVP (5 years)

Northeast BANCORP

Market Area


Bethel
Auburn/Lewiston
Brunswick
Portland
Copyright (C) 2007 SNL Financial LC. All rights reserved
0
18.7mi


AROOSTOOK
PISCATAQUIS
SOMERSET
PENOBSCOT
WASHINGTON
FRANKLIN
HANCOCK
OXFORD
KENNEBEC
WALDO
KNOX
LINCOLN
CUMBERLAND
YORK

Northeast BANCORP

Investor Snapshot

- Symbol: NBN
- Exchange : AMEX
- Market Cap: $48 million
- Shareholder Composition.
  - Insider Ownership: 8.8%
  - Institutional Ownership 24.22% (source: Bloomberg)
  - Retail Ownership: approximately 20% of retail shares owned locally by high net worth and long term investors

Northeast BANCORP

Financial Highlights

	2004	2005	2006	2007*
ROA	0.71	0.71	0.70	0.33
ROE	9.50	10.39	9.95	4.55
Return on Tangible Equity	9.72	11.01	10.59	5.01
Tangible Equity/Assets	6.63	6.48	6.53	6.60
Diluted EPS ($)	1.35	1.57	1.59	0.57
Net Interest Margin	3.35	3.41	3.37	2.97
Efficiency Ratio	70.75	69.93	72.00	84.42
ALLL/Loans	1.06	1.11	1.26	1.35
NPA	0.39	0.37	1.19	1.07
Loan/Deposits	114.50	116.36	110.21	109.80

* For the nine months ended March 31, 2007

Northeast BANCORP

Loan Mix



Total Loan Portfolio Concentration
(based on total commitment - in 000's)
Commercial C&I
$57,904.68
12.1%
Residential
$155,220.11
32.5%
Commercial RE
$149,917.49
31.4%
Consumer
$114,364.37
24.0%

Northeast BANCORP

Loan Mix


Commercial Real Estate Concentration
(commitment - in 000's)
Construction
$17,829
11.9%
1-4 Family
$20,217
13.5%
Commercial RE - Other $89,612
59.8%
5+ Units
$22,260
14.8%

Northeast BANCORP

Deposit Mix



Customer Deposit Mix
Demand
11%
NOW
16%
MMDA
3%
Savings
7%
Time Deposit
63%

Non-interest Income



1800
1600
1400
1200
1000
800
600
400
200
0
1673
1602
1525
1211
1154
1018
422
341
276
2005
2006
2007
Investment
Insurance
Trust

Northeast BANCORP

Recent Achievements

Banking

- ✓ Increased access to loan capital for our customers & a path to more fee revenue for NEB.
  - Conduit lenders and non-traditional lending sources for commercial customers.
  - National lenders with expanded mortgage programs for consumer customers.
- ✓ Re-aligned our delivery system for maximum efficiency.
- ✓ Results are in line with expectations with significant increases in fee income.

Northeast BANCORP

Recent Achievements

Insurance

- ✓ Completed two year-long conversion to standardize Insurance platform to latest technology.
- ✓ Increased number of carriers for improved access to pricing and coverage.
- ✓ Dramatically increased the number of referrals from existing customers.
- ✓ Completed the acquisition of three additional agencies – total annual premiums expected to approach close to $25 million per year.

Northeast BANCORP

Recent Achievements

Investment Services & Wealth Management

- ✓ Increased the number of representatives to twelve.
- ✓ Increased revenue to $ 2 million per year.
- ✓ Effectively using financial planning and quality advice to develop and secure more long term customer relationships
- ✓ Our trust department staff work in concert with our investment professionals with an emphasis on cross sales and general business development.
- ✓ Total assets under management are approaching the $100 million mark.

Northeast BANCORP

Near Term Plan

- ✓ Increase number of products and services per household.
- ✓ Leverage product diversity and promote ability to relationship price.
- ✓ Aggressively grow non-interest income. (Non-interest income has grown dramatically and now exceeds 30% of total revenue.)
- ✓ Complete installation of profitability software.

Northeast BANCORP

Our Challenges

- Market demographics: Maine is not a high growth state
- Competition: still seeing high level of irrational pricing for both loan and deposit business
- Yield curve: flat to inverted curve continues to limit investment alternatives and pressure on Net Interest Margin.

Northeast BANCORP

Our Opportunities & Future

- Northeast Bank is now recognized as one of Maine's premier financial services organizations
- We have added a significant number of new customers via our entry into the P&C Insurance business and we expect to begin to sell these customers more products and services.
- Exercise patience; avoid the temptation to book business with no margin or high risk.
- Invest in the development of and enhancement of our brand

Northeast BANCORP

NEB – Value Statement

- High level of product and income diversity
- Experienced management team.
- Well managed balance sheet and core risk components, i.e., credit risk and interest rate risk.
- Well developed Enterprise Risk Management
- We will continue to focus on Shareholder Value
  - Share repurchase
  - Dividends
  - Support franchise growth, particularly new P&C line of business.

Northeast BANCORP